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Exhibit 3.23

ARTICLES OF AMENDMENT
FOR
TEMT ALASKA, INC.

Registry Number:	33363D
Date of Incorporation:	July 9, 1984
1.
The name of the corporation is TEMT Alaska, Inc.

2.
Article VIII is hereby added to its articles of incorporation to read as follows:

          "Article VIII
          "No shareholder of the Corporation shall, by reason of his holding shares of any class, have any preemptive or preferential rights to purchase or subscribe to any shares of the Corporation now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class now or hereafter to be authorized (whether or not the issuance of any such shares or such notes, debentures, bonds, or other securities would adversely affect the dividend or voting rights of such shareholder) other than such rights, if any, as the board of directors in its discretion from time to time may grant at such price as the board of directors may fix; and the board of directors may issue shares of the Corporation or any notes, debentures, bonds, or other securities, convertible into or carrying options or warrants to purchase shares without offering any such shares, either in whole or in part, to the existing shareholders."

3.
The amendment was adopted to be effective August 1, 1989.

4.
Shareholder vote was required to adopt the amendment. There are 1000 shares of common stock outstanding and 1000 votes were entitled to be cast. 1000 votes were cast for and 0 votes cast against the amendment.

5.
The Board of Directors approved the amendment by unanimous consent on August 1, 1989.

Executed by:	/s/ MICHAEL KEEGAN Michael Keegan, Vice President

/s/ SUSANNE RESNICK Susanne Resnick, Secretary

STATE OF CALIFORNIA	)
	)	ss.
COUNTY OF LOS ANGELES	)

        I, Susanne Resnick, being first duly sworn, do hereby declare and say that I am the secretary of TEMT Alaska, Inc., that the above persons did execute this document, and that the information stated herein is true and correct.

/s/ SUSANNE RESNICK

        Subscribed and sworn to before me this 8th day of November, 1989.

/s/ [ILLEGIBLE] Notary Public for California My commission expires:
[NOTARY SEAL]

Person to contact about this filing:

David R. Gibson
Bogle & Gates
1400 KOIN Center
222 S.W. Columbia
Portland, Oregon 97201
(503) 222-1515

FILED FOR RECORD STATE OF ALASKA JUL 09 1984 DEPARTMENT OF COMMERCE & ECONOMIC DEVELOPMENT

ALASKA

ARTICLES OF INCORPORATION

OF

TEMT Alaska, Inc.

        The undersigned natural persons of the age of nineteen years or more, acting as incorporators of a corporation under the Alaska Business Corporation Act (AS 10.05) adopt the following Articles of Incorporation:

ARTICLE I

        The name of the corporation is TEMT Alaska, Inc.

ARTICLE II

        The period of duration is perpetual.

ARTICLE III

        The purpose or purposes for which the corporation is organized are:

        To acquire by purchase or otherwise, exhibit, distribute, lease, sell, dispose of, and deal in and with, motion pictures and sound reproductions of all kinds.

        To build, lease, purchase or otherwise acquire, maintain, improve, use, operate, mortgage, lease as lessor, sell, dispose of, and deal in and with, theatres, buildings, structures, properties of all kinds, materials, machinery, equipment, cameras, lenses, film, projectors, photographic equipment, sound recording and reproducing machines, records, tapes, and supplies of all kinds used in connection with any of the foregoing.

ARTICLE IV

        The aggregate number of shares which the corporation shall have authority to issue is two thousand (2,000) divided into one thousand (1,000) shares of voting stock without par value and one thousand (1,000) shares of non-voting stock without par value.

        The preferences, limitations and relative rights in respect of the shares of each class are as follows: None.

ARTICLE V

        The address of this corporation's initial registered office shall be c/o C T Corporation System, 210 Ferry Way, 2nd Floor, Juneau, Alaska 99801 and the name of its registered agent at such address shall be C T CORPORATION SYSTEM.

ARTICLE VI

        The number of directors constituting the initial board of directors shall be three (3). The names and addresses (including street and number) of those persons each of whom shall serve as a director until the first annual meeting of shareholders or until his or her successor is elected and qualified are:

Names	Addresses
Thomas P. Moyer	919 S.W. Taylor, Suite 900 Portland, OR 97205
Marilyn Moyer	919 S.W. Taylor, Suite 900 Portland, OR 97205
Clifford B. Alterman	1300 Bank of California Tower, 707 S.W. Washington Portland, OR 97205

ARTICLE VII

        The name and address of each alien affiliate: None.

ARTICLE VII

        The name and address of each of the incorporators is:

Names	Addresses
C. D. Axelsen	1218 Third Avenue Seattle, WA 98101
S. L. Johnson	1218 Third Avenue Seattle, WA 98101

        IN WITNESS WHEREOF, The undersigned incorporators have executed these Articles of Incorporation in duplicate, this 2nd day of July, 1984.

/s/ C.D. AXELSEN C.D. Axelsen

/s/ S. L. JOHNSON S. L. Johnson

STATE OF WASHINGTON

COUNTY OF KING

        I, J. P. Stuart Stout, a notary public, do hereby, certify that on this 2nd day of July, 1984, personally appeared before me C. D. Axelsen and S. L. Johnson, who each being by me first duly sworn, severally declared that they are the persons who signed the foregoing document as incorporators, and that the statements therein contained are true.

/s/ J. P. STUART STOUT J. P. Stuart Stout Notary Public

ALASKA

STATEMENT OF CODES

DESCRIBING CORPORATE PURPOSES

        Pursuant to the provisions of Section 10.05.259 of the Alaska Business Corporation Act, the undersigned, acting as incorporator of TEMT Alaska, Inc., states that the Standard Industrial Classification codes which most closely describe the activities in which the corporation will initially engage are 7830 and that such codes reflect the purposes sat forth in Article III of the Articles of Incorporation.

/s/ C. D. AXELSEN C. D. Axelsen (Incorporator)

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  Exhibit 3.23
ARTICLES OF AMENDMENT FOR TEMT ALASKA, INC.
ALASKA ARTICLES OF INCORPORATION OF TEMT Alaska, Inc.
ALASKA STATEMENT OF CODES DESCRIBING CORPORATE PURPOSES